UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2021

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 3215, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 24, 2021, Four Corners Property Trust, Inc. (the “Company”) and Four Corners Operating Partnership, LP (the “Operating Partnership”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, each, as sales agent and/or, except in the case of Evercore Group L.L.C., as forward seller (in any such capacity, each a “Manager” and together the “Managers”), and the Forward Purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, $0.0001 par value per share (the “common stock”), having an aggregate gross sales price of up to $350,000,000, from time to time through the Managers, acting as the Company’s sales agents, or, if applicable, as Forward Sellers (as defined below), or directly to one or more of the Managers, acting as principal.

Sales of shares of the Company’s common stock, if any, as contemplated by the Equity Distribution Agreement made through the Managers, as the Company’s sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by the Company of shares of its common stock to or through the Managers, the Company may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), with each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company refers to a Manager, except for Evercore Group L.L.C., when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Managers named in the first sentence of this paragraph, except for Evercore Group L.L.C., or an affiliate of one of those Managers, except for Evercore Group L.L.C., and unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Manager acting as Forward Seller, the affiliate of such Manager that is acting as Forward Purchaser or, if applicable, such Manager acting in its capacity as Forward Purchaser. Only Managers that are, or are affiliated with, Forward Purchasers will act as Forward Sellers. The Company will not initially receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share at such time. However, subject to certain exceptions and conditions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant Forward Purchaser.

None of the Managers, whether acting as the Company’s sales agent or, if applicable, as Forward Seller, is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of the Company’s common stock on the terms agreed upon by such Manager, the Company and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that the shares of the Company’s common stock offered and sold through the Managers, as the Company’s sales agents or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager on any trading day.

The Company will pay the applicable Manager a commission at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the shares of the Company’s common stock sold through such Manager, as the Company’s sales agent. In connection with each forward sale agreement, the Company will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate agreed upon by us, such Manager and the related Forward Purchaser that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of the Company’s common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).

Under the terms of the Equity Distribution Agreement, the Company may also sell shares of its common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares to one or more of the Managers as principal, the Company will enter into a separate written agreement with such Manager or Managers, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement.

The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any of its shares of common stock to or through the Managers and any net proceeds it receives pursuant to any forward sale agreements with the relevant Forward Purchasers to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use such net proceeds for general corporate purposes. Pending application of cash proceeds, the Operating Partnership will invest the net proceeds from the offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with the Company’s intention to continue to qualify for taxation as a real estate investment trust.

Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the Forward Purchasers may offer and sell, pursuant to the Equity Distribution Agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on November 12, 2019 (File No. 333-234638) and a prospectus supplement dated February 24, 2021 and an accompanying prospectus dated November 12, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Equity Distribution Agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the Equity Distribution Agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the Equity Distribution Agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference. In connection with our entry into the Equity Distribution Agreement, the Company has terminated the equity distribution agreement, dated as of March 22, 2019, between the Company and the Operating Partnership, on the one hand, and each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as sales agents, and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Wells Fargo Bank, National Association, as forward purchasers, on the other hand.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Ballard Spahr LLP, regarding certain Maryland law issues regarding its common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Equity Distribution Agreement, dated as of February 24, 2021, among Four Corners Property Trust, Inc. and Four Corners Operating Partnership, LP, on the one hand, and each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, each as sales agent and/or, except in the case of Evercore Group L.L.C., forward seller, and certain of their affiliates, except for Evercore Group L.L.C., each as a forward purchaser, on the other hand.

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)

99.1	Form of forward sale agreement, between the Company and a forward purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat

James L. Brat
Chief Transaction Officer, General Counsel and Secretary

Date: February 24, 2021